Supplement to the Sale and Purchase Agreement



                             among

1. LIVE Entertainment International Inc. (formerly organized and existing under the laws of the Country of the Netherlands Antilles as LEI-IVE Entertainment N.V.), a private company incorporated and existing under the laws of the State of Delaware, with registered seat in 1209 Orange Street, Wilmington, County of New Castle, Delaware, and having its principal place of business in Van Nuys, California 91406,15400 Sherman Way, Suite 500

     duly represented by its Senior Vice President


                               - hereinafter referred to as "Seller" -


2. Apricot Computer Gesellschaft mbH, a private company with limited liability, incorporated and existing under the laws of Germany, with registered seat in Heusenstamm and having its principal place of business in 63150 Heusenstamm, Berliner Str. 2-6, registered with the Commercial Register of the Local Court Offenbach/Main under HRB
     5512.

     duly represented by its Managing Director

                               - hereinafter referred to as "Purchaser" -








                               Recitals


     WHEREAS the parties to this Supplement and VCL/Carolco
     Communications B.V, VCL/Carolco Communications GmbH and Gunther Detlef Ruth have signed on even date herewith a Sale and Purchase Agreement concerning the shares in LIVE B.V., Seller and Purchaser wish to supplement such Agreement as follows:

     Seller and Purchaser herewith agree that Seller shall not be liable for any tax liabilities of LIVE B.V., as referred to under item 6. caption "Tax liabilities" of the letter of the attorneys Schutte & Jorna dated November 3, 1995, and addressed to Dr. Christoph Keim, arising for the period June 30,1995 through the Closing Date up to an amount of US$ 25,000.- (in words: US Dollar Twenty-five Thousand). Any relating settlement with the tax authorities exceeding the amount of US$25,000.-- (in words: US Dollar Twenty-Five Thousand) requires the prior written approval of Seller.

     This Supplement shall form an integral part of the Sale and Purchase Agreement of even date herewith.




     Munich, November 6, 1995                Munich, November 6, 1995

     LIVE Entertainment                      Apricot Computer GmbH
     International Inc.


     By:                                     By:
        ----------------------                  ---------------------
        Steven E. Mangel                        Managing Director
        Senior Vice President